UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2005

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

801 West Madison Street, Chicago, Illinois	60607

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 633-0333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

          MB Financial, Inc. (the "Company") previously reported in a Current Report on Form 8-K/A filed on March 2, 2005 that Ronald D. Santo, Vice President of the Company and Chairman and Group President of MB Financial Bank, N.A., was awarded a bonus of $81,000 under the Company's 2004 Annual Incentive Bonus Plan. Of this amount, $66,000 was paid in cash and $15,000 was paid in the form of 375 shares of restricted stock granted under the Company's 1997 Omnibus Incentive Plan (the "Omnibus Plan"), which will vest in full on February 23, 2005. As with the other bonuses awarded to executive officers under the 2004 Bonus Plan, the $81,000 amount was determined by multiplying Mr. Santo's target bonus award amount ($66,000) by the percentage of Company performance goals deemed met during 2004 (125%), with that result then multiplied by the percentage of his individual performance goals deemed met during 2004 (98%).

         In November 2001, at the time he joined the Company, Mr. Santo received a $300,000 cash signing bonus pursuant to his then-effective employment agreement. The net after-tax amount of this bonus was subject to forfeiture on a prorated basis if Mr. Santo had voluntarily terminated his employment or had been terminated for cause prior to November 2004. In recognition of this up-front payment, Mr. Santo's target bonus award amounts under the 2002, 2003 and 2004 Annual Incentive Bonus Plans were set significantly lower than the target bonus award amounts for the other executive officers, resulting in correspondingly lower bonus awards for him under these plans compared to most of the other executive officers. The Compensation Committee of the Company's Board of Directors believes this resulted in appropriate bonus levels for Mr. Santo for 2003 and 2002, in view of the Company's performance and Mr. Santo's performance during those years. After reconsidering the Company's exceptionally strong performance during 2004, however, compared to 2003 and 2002, and the bonus amounts paid to the other executive officers for 2004, the Compensation Committee determined that a bonus of $103,000 would better reflect Mr. Santo's relative contributions to the Company's achievements in 2004. Accordingly, on March 8, 2005, the Compensation Committee increased Mr. Santo's 2004 bonus from $81,000 to $103,000. The additional $22,000 will be paid in the form of 537 shares of restricted stock granted under the Omnibus Plan that will vest in full on March 8, 2007.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MB FINANCIAL, INC.
Date: March 9, 2005	By:	/s/ Jill E. York Jill E. York Vice President and Chief Financial Officer

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